EXHIBIT 99.1

Press Relations: Elizabeth Doubleday – edoubleday@saba.com - Tel. +1-410-727-5112, x 1261

Investor Relations: Peter Williams – pwilliams@saba.com – Tel. +1- 650-581-2599

Saba Completes Acquisition of Centra Software

Complementary Offerings Create Largest Enterprise Learning Software and Services Provider

REDWOOD SHORES, Calif., February 1, 2006 – Saba (NASDAQ: SABA), the premier Human Capital Management (HCM) software and services provider, today announced that it has completed the acquisition of Centra Software, Inc., a leading provider of software and services for online learning and collaboration. Bobby Yazdani remains CEO and Chairman of the combined company and Centra’s CEO and Chairman, Leon Navickas, has joined the Saba Board. As a result of the acquisition, each share of Centra common stock immediately outstanding prior to the merger was converted into the right to receive $0.663 and 0.354 shares of Saba common stock. Centra shares ceased trading at the close of market on January 31, 2006.

The combination of Centra and Saba creates the largest and most experienced enterprise learning software companies in the industry, with over 500 employees serving more than 1,100 enterprise customer organizations and fifteen million users in 150 countries worldwide. The move strengthens Saba’s presence in key industries, including financial services, manufacturing, health and life sciences, high technology, public sector, education, retail and telecommunications.

“The combination brings together unmatched talent, complementary product solutions and deep customer experience,” commented Bobby Yazdani, Saba Chairman and CEO. “With our combined and complementary engineering capabilities, we intend to bring to market innovative solutions that transform and better serve the enterprise learning and collaboration industry.”

About Saba

Saba (NASDAQ: SABA) is the premier Human Capital Management (HCM) software and services provider, using a people-centric approach to increase productivity and performance. As a trusted partner, Saba has enabled the Aligned Enterprise™ for over

1,100 customers in 150 countries by providing an integrated people management system to continuously align goals, develop people, improve collaboration and increase visibility into organizational performance.

Saba customers include ABN AMRO, Alcatel, Bank of Tokyo-Mitsubishi UFJ, BMW, CEMEX, Cisco Systems, DaimlerChrysler, Dell, Deloitte Touche Tohmatsu, EDS, EMC Corporation, FedEx Kinko’s, Insurance Australia Group, Lockheed Martin, Medtronic, National Australia Bank, Novartis, Petrobras, Procter & Gamble, Scotiabank, Sprint, Standard Chartered Bank, Stanford University, Swedbank, Wyndham International, Weyerhaeuser, Underwriters Laboratories, and the U.S. Army and U.S. Navy.

Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call (+1) 877-SABA-101 or (+1) 650-779-2791.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding the creation of the world’s largest and most experienced enterprise learning software company in the industry, the extension of Saba’s market leadership within the enterprise learning software industry and Saba’s ability to bring to market innovative solutions that transform and better serve the enterprise learning and collaboration industry. These forward-looking statements involve important factors that could cause our actual results to differ materially from those in the forward-looking statements. Such important factors involve risks and uncertainties including, but not limited to, the possibility that the market for the sale of certain products and services may not develop as expected, the possibility that the parties will be unable to successfully execute their integration strategies or achieve planned synergies and other risks that are described in Saba’s Securities and Exchange Commission (SEC) reports including, but not limited to, Saba’s Annual Report on Form 10-K for the fiscal year ended May 31, 2005, Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 2005 and November 30, 2005, Current Reports on Form 8-K, Form S-4 filed November 14, 2005, as amended and subsequent filings. Saba does not assume any obligation, and does not intend, to update these forward-looking statements.

SABA, the Saba logo, Centra and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

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